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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-37060 of Terremark Worldwide, Inc. on Form S-3 of our report dated June 22, 2000 appearing in the Annual Report on Form 10-K of Terremark Worldwide, Inc. (formerly known as AmTec, Inc.) for the year ended March 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.






Deloitte & Touche LLP


September 1, 2000